UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 8, 2008

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA                                                                                                           15212-5851
(Address of principal executive offices)                                                                                                           (Zip Code)

Registrant's telephone number, including area code:                                                                                                (412) 442-8200

Item 2.01            Completion of Acquisition or Disposition of Assets

On May 8, 2008, Matthews International Corporation (“Matthews”) announced the completion of its purchase of a 78% ownership interest in Saueressig GmbH & Co. KG (“Saueressig”).  Saueressig, which is a leading European provider of pre-press services and gravure printing forms, is headquartered in Vreden, Germany and has its principal manufacturing operations in Germany, Poland and England.  Matthews initially announced on February 25, 2008 the signing of the definitive agreement for the purchase, which was subject to regulatory approval in Germany.

Saueressig will operate as a subsidiary within Matthews’ Graphics Imaging Group.  Kilian Saueressig, who holds the remaining 22% ownership interest, will remain as President of Saueressig.  Saueressig reported sales of approximately €90 million (U.S.$130 million) in calendar 2007 and has approximately 900 employees.

A copy of the press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits

(c) Exhibits
10.1	Sale and Purchase Agreement Regarding the Sale and Purchase of Partnership Interests in Saueressig GmbH+Co.KG
99.1	Press Release, dated May 8, 2008, issued by Matthews International Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

May 12, 2008